ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99(e)(18)

FOURTEENTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourteenth amendment (“Amendment”) to the ETF distribution agreement (the “Agreement”) dated as of September 30, 2021, between ETF Opportunities Trust (the “Trust”) and Foreside Fund Services, LLC (together with the Trust, the “Parties”) is made effective as of March 11, 2025.

WHEREAS, the Parties desire to amend the Agreement to replace Exhibit A.

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

ETF OPPORTUNITIES TRUST	FORESIDE FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Teresa Cowan
	David A. Bogaert, President		Teresa Cowan President
Date:	March 12, 2025	Date:	March 12, 2025

EXHIBIT A

American Conservative Values ETF

American Conservative Values Small-Cap ETF

Applied Finance Valuation Large Cap ETF

Formidable ETF

Formidable Dividend and Income ETF

Formidable Fortress ETF

Kingsbarn Tactical Bond ETF

Kingsbarn Dividend Opportunity Fund

WealthTrust DBS Long Term Growth ETF

Cultivar ETF

Tuttle Capital 2X DBMF ETF

Tuttle Capital 2X All Innovation ETF

Tuttle Capital 2X Inverse All Innovation ETF

T-Rex 2X Long Tesla Daily Target ETF

T-Rex 2X Inverse Tesla Daily Target ETF

T-Rex 2X Long NVIDIA Daily Target ETF

T-Rex 2X Inverse NVIDIA Daily Target ETF

LAFFER|TENGLER Equity Income ETF

REX IncomeMax AMD Strategy ETF

REX IncomeMax AMZN Strategy ETF

REX IncomeMax BABA Strategy ETF

REX IncomeMax BIIB Strategy ETF

REX IncomeMax DIS Strategy ETF

REX IncomeMax EEM Strategy ETF

REX IncomeMax GDXJ Strategy ETF

REX IncomeMax GOOG Strategy ETF

REX IncomeMax META Strategy ETF

REX IncomeMax MSFT Strategy ETF

REX IncomeMax MSTR Strategy ETF

REX IncomeMax PYPL Strategy ETF

REX IncomeMax SLV Strategy ETF

REX IncomeMax SMH Strategy ETF

REX IncomeMax SNOW Strategy ETF

REX IncomeMax TLRY Strategy ETF

REX IncomeMax V Strategy ETF

REX IncomeMax UNG Strategy ETF

REX IncomeMax USO Strategy ETF

REX FANG & Innovation Equity Premium Income ETF

Tuttle Capital Daily 2X Inverse Regional Banks ETF

Tuttle Capital Daily 2X Long AI ETF

Tuttle Capital Daily 2X Inverse AI ETF

Brendan Wood TopGun ETF

IDX Dynamic Innovation ETF

IDX Dynamic Fixed Income ETF

T-Rex 2x Long Apple Daily Target ETF

T-Rex 2x Inverse Apple Daily Target ETF

T-Rex 2x Long Alphabet Daily Target ETF

T-Rex 2x Inverse Alphabet Daily Target ETF

T-Rex 2x Long Microsoft Daily Target ETF

T-Rex 2x Inverse Microsoft Daily Target ETF

TappAlpha SPY Growth & Daily Income ETF

TappAlpha Innovation 100Growth & Daily Income ETF

REX AI Equity Premium Income ETF

Tuttle Capital Shareholders First Index ETF

SMI 3Fourteen Full-Cycle Trend ETF

Tuttle Capital Congressional Trading ETF

T-Rex 2x Long GME Daily Target ETF

T-Rex 2x Long HOOD Daily Target ETF

T-Rex 2x Long SMCI Daily Target ETF

T-Rex 2x Long DJT Daily Target ETF

T-Rex 2x Long MARA Daily Target ETF

T-Rex 2x Inverse MARA Daily Target ETF

T-Rex 2x Inverse RBLX Daily Target ETF

T-Rex 2x Long PLTR Daily Target ETF

T-Rex 2x Inverse PLTR Daily Target ETF

T-Rex 2x Long ARM Daily Target ETF

T-Rex 2x Long SHOP Daily Target ETF

T-Rex 2x Inverse SHOP Daily Target ETF

T-Rex 2x Long AMD Daily Target ETF

T-Rex 2x Inverse AMD Daily Target ETF

T-Rex 2x Long NFLX Daily Target ETF

T-Rex 2x Inverse NFLX Daily Target ETF

T-Rex 2x Long BA Daily Target ETF

T-Rex 2x Inverse BA Daily Target ETF

T-Rex 2x Long SNOW Daily Target ETF

T-Rex 2x Inverse SNOW Daily Target ETF

T-Rex 2x Long AVGO Daily Target ETF

T-Rex 2x Inverse AVGO Daily Target ETF

T-Rex 2x Long PANW Daily Target ETF

T-Rex 2x Inverse PANW Daily Target ETF

T-Rex 2x Long COIN Daily Target ETF

T-Rex 2x Inverse COIN Daily Target ETF

T-Rex 2x Long TSM Daily Target ETF

T-Rex 2x Inverse TSM Daily Target ETF

T-Rex 2x Long SQ Daily Target ETF

T-Rex 2x Inverse SQ Daily Target ETF

T-Rex 2x Long AI Daily Target ETF

T-Rex 2x Long MSTR Daily Target ETF

T-Rex 2x Inverse MSTR Daily Target ETF

Brookmont Catastrophic Bond ETF

Tuttle Capital RSP Option Income Strategy ETF

Tuttle Capital KRE Option Income Strategy ETF

Tuttle Capital IYR Option Income Strategy ETF

Tuttle Capital XLU Option Income Strategy ETF

Tuttle Capital XLE Option Income Strategy ETF

Tuttle Capital XHB Option Income Strategy ETF

Tuttle Capital EEM Option Income Strategy ETF

Tuttle Capital EFA Option Income Strategy ETF

Tuttle Capital XLF Option Income Strategy ETF

Tuttle Capital VTV Option Income Strategy ETF

Tuttle Capital IJH Option Income Strategy ETF

Tuttle Capital XLV Option Income Strategy ETF

Tuttle Capital SMH Option Income Strategy ETF

Tuttle Capital XBI Option Income Strategy ETF

Tuttle Capital XLY Option Income Strategy ETF

REX Crypto Equity Premium Income ETF

Tuttle Capital TSLA Put Write ETF

Tuttle Capital NVDA Put Write ETF

Tuttle Capital MSTR Put Write ETF

Tuttle Capital COIN Put Write ETF

Tuttle Capital QQQ Put Write ETF

SMI 3Fourteen Real Asset Allocation ETF

Tuttle Capital AAPL 0DTE Covered Call ETF

Tuttle Capital GOOG 0DTE Covered Call ETF

Tuttle Capital META 0DTE Covered Call ETF

Tuttle Capital TSLA 0DTE Covered Call ETF

Tuttle Capital NVDA 0DTE Covered Call ETF

Tuttle Capital AMZN 0DTE Covered Call ETF

Tuttle Capital MSFT 0DTE Covered Call ETF

Tuttle Capital MSTR 0DTE Covered Call ETF

Tuttle Capital COIN 0DTE Covered Call ETF

Tuttle Capital IBIT 0DTE Covered Call ETF

Opportunistic Trader ETF

REX Bitcoin Corporate Treasury Convertible Bond ETF

REX-OspreyTM TRUMP ETF

REX-OspreyTM ETH ETF

REX-OspreyTM BTC ETF

REX-OspreyTM SOL ETF

REX-OspreyTM XRP ETF

REX-OspreyTM BONK ETF

REX-OspreyTM DOGE ETF

REX-OspreyTM MOVE ETF

AIM Black Founders ETF

Tuttle Capital 2X Long XRP Daily Target ETF

Tuttle Capital 2X Long Solana Daily Target ETF

Tuttle Capital 2X Long Trump Daily Target ETF

Tuttle Capital 2X Long Litecoin Daily Target ETF

Tuttle Capital 2X Long Melania Daily Target ETF

Tuttle Capital 2X Long Bonk Daily Target ETF

Tuttle Capital 2X Long BNB Daily Target ETF

Tuttle Capital 2X Long Cardano Daily Target ETF

Tuttle Capital 2X Long Chainlink Daily Target ETF

Tuttle Capital 2X Long Polkadot Daily Target ETF

Tuttle Capital Quantum Computing AI Powered ETF

Tuttle Capital Quantum Computing AI Powered Covered Call ETF

Tuttle Capital UFO Disclosure AI Powered ETF

Tuttle Capital Drone Industry AI Powered ETF

Tuttle Capital AI in Healthcare ETF

Tuttle Capital AI Power Generation ETF

Tuttle Capital Agentic AI ETF

Tuttle Capital DeepSeek Global AI Innovation ETF

Tuttle Capital No Bleed Tail Risk ETF

Hedgeye Quality Growth ETF

Hedgeye Capital Allocation ETF

OTG Latin America ETF